Exhibit 99.4

LETTER TO REGISTERED HOLDERS AND DTC PARTICIPANTS

Saxon Capital, Inc. (“Saxon Capital”), as issuer, and Saxon Funding Management, Inc., Saxon Capital Holdings, Inc., SCI Services, Inc., Saxon Mortgage Services, Inc., Saxon Mortgage, Inc. and Saxon Holding, Inc., as guarantors, are offering to exchange, upon the terms and subject to the conditions set forth in the prospectus dated                     , 2006 (the “Prospectus”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), up to $150,000,000 in aggregate principal amount of new 12% Senior Notes due 2014 (the “Exchange Notes”) in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of outstanding 12% Senior Notes due 2014 (the “Initial Notes”), which are not registered under the Securities Act, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (the Prospectus and the Letter of Transmittal together constitute the “Exchange Offer”).

We are requesting that you contact your clients for whom you hold Initial Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Initial Notes registered in your name or in the name of your nominee, or who hold Initial Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated                     , 2006;

2. The Letter of Transmittal, for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if, prior to the Expiration Date, certificates for Initial Notes are not available, if time will not permit all required documents to reach Deutsche Bank Trust Company Americas, the exchange agent for the Exchange Offer (the “Exchange Agent”), or if the procedure for book-entry transfer cannot be completed;

4. A form of letter that may be sent to your clients for whose account you hold Initial Notes in your name or in the name of your nominee, with space provided for obtaining such client’s instruction with regard to the Exchange Offer; and

5. Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m. on                     , 2006, unless extended.

The Exchange Offer is not conditioned upon any minimum number of Initial Notes being tendered.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or agent’s message in lieu thereof), with any required signature guarantees and any other required documents, must be sent to the Exchange Agent and certificates representing the Initial Notes must be delivered to the Exchange Agent (or book-entry transfer of the Initial Notes must be made into the Exchange Agent’s account at DTC), all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

Saxon Capital will not pay any fee or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Initial Notes pursuant to the Exchange Offer. Saxon Capital will pay or cause to be paid any transfer taxes payable on the transfer of Initial Notes to it, except as otherwise provided in Instruction 11 of the Letter of Transmittal.

Any inquiries you may have with respect to the procedure for tendering Initial Notes pursuant to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,
Saxon Capital, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS CONSTITUTES YOU OR ANY OTHER PERSON AS AN AGENT OF SAXON CAPITAL, THE GUARANTORS OR THE EXCHANGE AGENT, OR AUTHORIZES YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.